SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): July 28, 1998
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      -----------------------------             ----------------
     (Address of Principal Executive               (Zip Code)
                Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
     ----------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)






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                             ITEM 5.  OTHER EVENTS

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FX Energy, Inc. announced on July 28, 1998, that it expects to have five wells completed in Poland by year end. This announcement was made following partner meetings last week in Warsaw where FX management met with senior management of its partners in Poland, Apache Corporation and Polish Oil and Gas Company
(POGC), to discuss plans for operations through the end of 1998.

Locations for the first wells to be drilled in the Lublin project area have been selected and the permitting process is underway. Drilling is expected to begin on these two locations in about sixty days. Three other wells planned for completion prior to the end of 1998 are in the Lachowice area of the Carpathians in southern Poland.

FX Energy management noted that it has taken the Company longer than planned to identify its first round drilling targets because FX Energy's acreage holdings have increased so much in the past year, but this increased acreage has added enormously to the Company's potential value. In addition to the five wells planned for the remainder of this year, the comprehensive geological evaluation FX Energy has been conducting should give the Company a substantial inventory of additional prospects at year end, allowing it to maintain its drilling momentum throughout 1999.

FX Energy holds hydrocarbon concessions and options on more than 16 million acres in Poland, most of which is dedicated to joint operations with Apache and POGC.


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                                   SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 28, 1998                 FX ENERGY, INC.



                                      By:/s/ Scott J. Duncan, Vice President